Exhibit 24

Section 16 Power of Attorney

	The undersigned hereby constitutes and appoints J.B. Garrett, Lisa Smith and Ronald K. Earnest, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, and authorizes each of them, for and in the name, place and stead of the undersigned to sign reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 relating to the undersigned's ownership and transactions with respect to shares of GrandSouth Bancorporation stock, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
 This power of attorney shall be effective for so long as the undersigned is required to file reports under Section 16(a).


Date: August 22, 2005				s/ Mason Y. Garrett
							Signature